Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ConAgra Foods, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Andre J. Hawaux, John F. Gehring, Robert F. Sharpe and Colleen R. Batcheler, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Corporation, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 21st day of November 2008.

/s/ Gary M. Rodkin	/s/ Andre J. Hawaux
Gary M. Rodkin	Andre J. Hawaux
President and Chief Executive Officer, Director	Executive Vice President and Chief Financial Officer

/s/ John F. Gehring	/s/ Mogens C. Bay
John F. Gehring	Mogens C. Bay
Senior Vice President and Corporate Controller	Director

/s/ Stephen G. Butler	/s/ Steven F. Goldstone
Stephen G. Butler	Steven F. Goldstone
Director	Director

/s/ W. G. Jurgensen	/s/ Ruth Ann Marshall
W. G. Jurgensen	Ruth Ann Marshall
Director	Director

/s/ Andrew J. Schindler	/s/ Kenneth E. Stinson
Andrew J. Schindler	Kenneth E. Stinson
Director	Director